                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1998 with respect to the financial statements of JDW Enterprises, Inc. d.b.a. Valley Rentals as of December 31, 1996 and 1997 and for the years then ended, in the Registration Statement (Form S-1 No. 333-59519) and related Prospectus of Rental Service Corporation for the registration of 2,750,000 shares of its common stock.

                                          /s/ WEINTRAUB & MORRISON, P.C.

Tempe, Arizona

August 12, 1998